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                                                      REGISTRATION NO. 333-
      As filed with the Securities and Exchange Commission on May 7, 2001.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  -------------
                            EMERGE INTERACTIVE, INC.
             (Exact name of Registrant as specified in its charter)

                     DELAWARE                               65-0534535
          (State or other jurisdiction of                  (IRS Employer
          incorporation or organization)                Identification No.)

                10305 102ND TERRACE
                SEBASTIAN, FLORIDA
                   (561) 589-5310                              32958
     (Address of Principal Executive Offices)               (Zip Code)

                                 --------------

   AMENDED AND RESTATED EMERGE INTERACTIVE, INC. 1996 EQUITY COMPENSATION PLAN AMENDED AND RESTATED EMERGE INTERACTIVE, INC. 1999 EQUITY COMPENSATION PLAN
                            (Full Title of the Plan)

                                  -------------

            CHARLES L. ABRAHAM                          COPIES TO:
         CHIEF EXECUTIVE OFFICER
         EMERGE INTERACTIVE, INC.               MICHAEL J. PENDLETON, ESQ.
           10305 102ND TERRACE                   JENKENS & GILCHRIST, P.C.
         SEBASTIAN, FLORIDA 32958              1445 ROSS AVENUE, SUITE 3200
              (561) 589-5310                     DALLAS, TEXAS 75202-2799
  (Name, address, and telephone number,               (214) 855-4461
 including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                             PROPOSED             PROPOSED
                                                              MAXIMUM              MAXIMUM
       TITLE OF SECURITIES TO           AMOUNT TO BE         OFFERING        AGGREGATE OFFERING         AMOUNT OF
            BE REGISTERED               REGISTERED(1)   PRICE PER SHARE(2)        PRICE (2)       REGISTRATION FEE (3)
------------------------------------------------------------------------------------------------------------------------

Company's Class A Common Stock,               1,500,000    $      2.43       $      3,645,000         $   911.25
$.008 par value
========================================================================================================================

(1) Pursuant to Rule 416(a), the number of shares being registered shall include an indeterminate number of additional shares of common stock or common stock which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of the 1999 Amended and Restated Equity Compensation Plan.

(2) Calculated pursuant to Rules 457(c) and (h), based upon the average of the high and low prices for the common stock as reported on the Nasdaq National Market on May 2, 2001.

(3) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), as follows: proposed maximum aggregate offering price multiplied by .000250.


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         This Registration Statement registers additional securities of the same class as other securities for which the Registration Statement No. 333-39896 on Form S-8 as filed with the Securities and Exchange Commission (the "SEC") on
June 22, 2000 is effective. Pursuant to General Instruction E of Form S-8, the contents of the above listed Registration Statement are hereby incorporated by reference herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          In addition to the documents incorporated by reference in Item 3 of Registration Statement No. 333-39896, the following document filed with the SEC is incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2000;

          (b) The Company's Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended June 30, 2000 and September 30, 2000.

         (c) The Company's Current Report on Form 8-K/A filed with the SEC on July 14, 2000

         All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

ITEM 8.   EXHIBITS.

         (a) The following documents are filed as a part of this Registration Statement.

          Exhibit          Description
          -------          -----------

          4.1(a) Amended and Restated eMerge Interactive, Inc. 1999 Equity Compensation Plan

          4.1(b) Amended and Restated eMerge Interactive, Inc. 1996 Equity Compensation Plan (filed as exhibit 4.1 to the Company's Registration Statement on Form S-8 (No. 333-39896)).

          5.1              Opinion of Jenkens & Gilchrist, a Professional
                           Corporation

          23.1             Consent of KPMG LLP

          23.2 Consent of Jenkens & Gilchrist, a Professional Corporation (included in Exhibit 5.1).

          24.1 Powers of Attorney (included on signature page of this Registration Statement).

ITEM 9. UNDERTAKINGS.

A.       The undersigned registrant hereby undertakes:



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         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sebastian, State of Florida, on the 7th day of May, 2001.


                                        eMerge Interactive, Inc.

                                        By:   /s/ Charles L. Abraham
                                           ------------------------------------
                                        Charles L. Abraham
                                        President and Chief Executive Officer

         Know all persons by these presents, each person whose signature appears below constitutes and appoints Charles L. Abraham and Scott L. Mathews and each of them, with full power to act without the other, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


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         Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed below by the following individuals in the capacities and on the date or dates indicated.



/s/ John S. Scott                       Chairman of the Board                 May 7, 2001
-----------------------------------
John S. Scott

/s/ Charles L. Abraham                  President, Chief Executive Officer    May 7, 2001
-----------------------------------     and Director (Principal Executive
Charles L. Abraham                      Officer)

/s/ T. Michael Janney                   Vice President and Chief Financial    May 7, 2001
-----------------------------------     Officer (Principal Financial and
T. Michael Janney                       Accounting Officer)

/s/ Douglas A. Alexander                Director                              May 7, 2001
-----------------------------------
Douglas A. Alexander

/s/ Christopher J. Davis                Director                              May 7, 2001
-----------------------------------
Christopher J. Davis

/s/ James P. Ebzery                     Director                              May 7, 2001
-----------------------------------
James P. Ebzery

/s/ Thomas C. Lynch                     Director                              May 7, 2001
-----------------------------------
Thomas C. Lynch

/s/ John W. Poduska, Sr.                Director                              May 7, 2001
-----------------------------------
John W. Poduska, Sr.

/s/ Thomas L. Tippens                   Director                              May 7, 2001
-----------------------------------
Thomas L. Tippens


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         Exhibit           Description
         -------           -----------

          4.1(a) Amended and Restated eMerge Interactive, Inc. 1999 Equity Compensation Plan

          4.1(b) Amended and Restated eMerge Interactive, Inc. 1996 Equity Compensation Plan (filed as exhibit 4.1 to the Company's Registration Statement on Form S-8 (No. 333-39896)).

          5.1              Opinion of Jenkens & Gilchrist, a Professional
                           Corporation

          23.1             Consent of KPMG LLP

          23.2 Consent of Jenkens & Gilchrist, a Professional Corporation (included in Exhibit 5.1).

          24.1 Powers of Attorney (included on signature page of this Registration Statement).


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